Exhibit 4.4

SEE REVERSE SIDE OF THIS CERTIFICATE FOR RESTRICTIONS ON TRANSFER

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

AUGUST 28, 1998

NUMBER	SHARES

ViewSonic Corporation

COMMON STOCK

Authorized 650,000,000 Shares

600,000,000 Shares Common Stock

12,500,000 Shares Series B Convertible Preferred Stock

18,000,000 Shares Series C Convertible Preferred Stock

This Certifies that                                                                                                                             is the registered holder of                                                                                                                                                                        Shares of the Common Stock of ViewSonic Corporation, hereinafter designated the “Corporation”, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed or assigned.

The Corporation will furnish at its principal office, without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers this           Day of                200   .

James Chu, Chairman of the Board	Robert J. Ranucci, Secretary

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

For Value Received,            hereby sell, assign and transfer unto                                                                                                                                                                                                                                                        Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated                                               20

In presence of

NOTICE.  THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.